UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2007
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

SECTION 8 – OTHER EVENTS

Explanatory Note: Nord Resources Corporation (the “Company”) has identified a typographical error in its current report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2007, and in the press release filed as an exhibit thereto. The Company previously stated that copper production from new ore placed on the heaps was anticipated to commence in August 2009. This is incorrect as the Company anticipates that copper production from new ore placed on the heaps will actually commence in August 2008.

Item 8.01	Other Events

On October 19, 2007, Nord Resources Corporation (“Nord” or the “Company”) issued a news release announcing an update of its reserve estimate for the Johnson Camp Mine and provided an update on the status of restart of the Johnson Camp Mine.

Proven and Probable Reserve Increase

The Company reported a 109% increase in its proven and probable reserve estimate. This reserve increase is primarily due to an increase in copper price utilized for mine modeling: previous reserve estimates were based on $0.90 copper, whereas current pits are based on a copper price of $1.50.

As shown in the following table, the updated proven and probable reserve estimate as of September 2007 is 73.4 million tons of ore at an average total copper grade of 0.335% total copper based on a copper price of $1.50 per pound and a stripping ratio of 0.66 to 1:

	Reserves
			Cu Pounds	Cu Pounds
			Contained	Recoverable
Category	Tons (thousands)	Grade (% Copper)	(thousands)	(thousands)

Proven Reserves	54,977	0.338	318,540	245,279
Probable Reserves	18,410	0.327	173,482	128,863

Total	73,387	0.335	492,022	374,142

The updated reserve estimate is based on the Johnson Camp Mine Project Feasibility Study and Technical Report prepared by Michael Bikerman, Ph.D., P.G., David Bikerman, M.S., E.M, and Thomas McGrail, E.M., all of Bikerman Engineering & Technology Associates, Inc. The report was prepared pursuant to National Instrument 43-101 of the Canadian Securities Administrators and the reserves are compliant with CIM and SEC Guide 7 guidelines. Michael Bikerman, David Bikerman and Thomas McGrail are all independent to Nord and are “Qualified Persons” within the meaning assigned in National Instrument 43-101.

In addition to the above mentioned reserves, mineralized material is contained in the Burro and Copper Chief deposits at the Johnson Camp property and was estimated using the guidelines established in, and is compliant with, National Instrument 43 101 standards. In addition, the Company has numerous other prospects of mineralized material that remain to be explored and tested.

Economic Analysis

The feasibility study includes an economic analysis of the Johnson Camp Mine based on the mine plan, current capital and operating cost estimates, and a three-year trailing average copper price of $2.45 per pound over the life of the mine. Bikerman Engineering & Technology Associates has concluded in the feasibility study that resumption of operations at the Johnson Camp Mine in accordance with the mine plan will generate positive discounted cash flows over a 16 year mine life at 8%, 15% and 20% discount rates.

Based on the feasibility study and technical report, the Company expects the Johnson Camp Mine to produce approximately 25 million pounds of copper per year, for an anticipated mine life of 16 years and estimated initial capital expenditures of approximately $28 million. These and other figures referred to in this current report do not represent a forecast by the Company of copper prices, discount rates or expenditures.

The economic analysis of the Johnson Camp Mine is based on the mine plan included in the technical report, capital and operating estimates as of the second quarter of 2007, and, as indicated above, a three year trailing average copper price of $2.45 per pound (New York Commodity Exchange) for the life of the mine. The economic analysis was developed by Bikerman Engineering & Technology Associates using a production schedule derived from reserve estimates. The economic analysis resulted in an net present value (“NPV”) of 8% of $176 million, an internal rate of return (“IRR”) of 77% and a payback of 1.6 years.

The following table indicates the after-tax NPV and IRR of the Johnson Camp Mine at various copper prices using the foregoing reserve estimates.

Copper Price/lb	$2.13	$2.45	$2.82	$3.19	$3.55
NPV @ 8%(1)	$118(2)	$176(2)	$243(2)	$310(2)	$377(2)
IRR	60%	77%	93%	108%	122%

(1)	The economic analysis does not reflect the impact, if any, of the company’s federal and state net operating loss carryforwards.

(2)	$ in millions

President and CEO, John Perry commented, “We are pleased with the significant increase in proven and probable reserves. These results, along with the results of our current drilling program underway at Johnson Camp, will be evaluated to determine the viability of potential future production increases.”

Status Update of Restart of Johnson Camp Copper Mine

The Company also provided an updated on the progress of the restart of the Johnson Camp Copper Mine in Arizona, which was previously announced on July 5, 2007.

The Company’s mine operating plan calls for residual leaching of the existing old dumps and an active leach program of newly mined ore.

Start-up is on schedule for initial copper production from residual leaching operations to commence in December 2007, and copper production from new ore placed on the heaps commencing in August 2008 . Our goal is to complete the first copper cathode sale by December 2007. The restart plan includes estimated production of 25 million pounds of copper cathodes per annum with estimated copper cathode production of 12.5 million pounds for calendar year 2008.

The following progress has been made relative to the restart of Johnson Camp:

Residual Leach Operations

  Key operating staff hired and on site

  Electrification of facility completed

  Reconstruction of the main raffinate pond is nearly complete

  Rehabilitation of the solvent-extraction plant is proceeding on schedule

  Rehabilitation of leaching circuit is nearly complete

  Resumption of application of sulfuric acid to the existing heaps to commence in late October

  Movement of material from heap number 1 and 2 to other leach areas by the mining contractor is well underway

Mining/Crushing Operations

  Key operating staff hired and on site

  Primary crusher has been relocated from Nevada to the Johnson Camp Mine

  Secondary crushing system and agglomerator have been ordered with expected delivery on schedule

The news release contains a cautionary note on forward looking statements.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	Correcting News release dated October 19, 2007*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: October 19, 2007		/s/ John T. Perry
John T. Perry
President and CEO